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                                                                    EXHIBIT 99.1
Geron Corporation
200 Constitution Drive
Menlo Park.  CA 94025
Tel:     (650) 473-7700
Fax:     (650) 473-7750

                                  PRESS RELEASE

              EXTENSION OF HUMAN CELL LIFE-SPAN REPORTED IN SCIENCE
                   Telomerase Rewinds the Clock of Cell Aging

Menlo Park, CA -- January 13, 1998 -- Geron Corporation (NASDAQ: GERN) and the University of Texas Southwestern Medical Center at Dallas reported today the successful extension of the life-span of normal human cells using the enzyme telomerase. In a paper published in the journal Science, January 16, 1998, scientists explain that the introduction of an active telomerase gene into normal mortal cells resulted in the lengthening of telomeres and a marked increase in the life-span of the cells, making the cells potentially immortal.

"This paper is a monumental advance in the understanding of the molecular genetics of aging," remarked Leonard Hayflick, Ph.D., professor of anatomy at the University of California, San Francisco, School of Medicine and the discoverer of human cellular aging. "The telomerase gene will likely have many important applications in the future of medicine and cell engineering."

Telomerase is an "immortalizing" enzyme that imparts replicative immortality when expressed in reproductive and cancer cells. Conversely, cells that do not express the enzyme are mortal. The gene for the telomerase protein was recently isolated by Geron and collaborators at the University of Colorado at Boulder.

Previous research by Geron and its collaborators has shown that the aging of mortal cells appears to be controlled by a molecular clock consisting of telomeres - a chain of repeated DNA segments found at the ends of the chromosomes. Each time a mortal cell divides, a small segment of telomeric DNA is lost, and in the absence of telomerase, the shortened telomeres signal the cell to become senescent and stop dividing. Cells that have no replicative limit, such as reproductive cells, express telomerase, which synthesizes telomeres, allowing replicative immortality. Telomeres can therefore be envisioned as "molecular clocks" that limit the life-span of cells, and telomerase can be envisioned as the "key" that "rewinds" the telomere clocks.

In the report today in Science, researchers at Geron Corporation and the University of Texas Southwestern Medical Center at Dallas collaborated to test the effects of the immortalizing gene. "We couldn't be more excited about the results," stated Woodring E. Wright, M.D., Ph.D., professor in the Department of Cell Biology and Neuroscience at the University of Texas Southwestern Medical Center at Dallas and one of the senior authors of the paper, "I think this


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finally nails down the fundamental cause of cell aging, and provides a direct means of altering the clock of cell aging for therapeutic effect."

Geron is exploring applications of the telomerase gene to extend the life-span of many different types of human cells, including skin cells, blood vessel endothelial cells, retinal cells, immune cells, and others. "We believe that the extension and perhaps immortalization of human cells will have many important applications for the treatment of age-related diseases," remarked Calvin B. Harley, Ph.D., chief scientific officer at Geron.

In addition to its role in aging, telomerase has previously been shown to be abnormally active in all types of cancer examined and not expressed in most normal tissues. Telomerase is therefore thought to be unique among anti-cancer targets because it is universal across cancers and highly specific to cancer cells. Because telomerase is required for cancer cells to proliferate indefinitely, Geron is seeking to discover compounds designed to inhibit telomerase. Such drugs are expected to lead to the death of the cancer cells through resumed telomere shortening, with little to no effect expected on normal body cells and tissues.

Significantly, the expression of telomerase in normal mortal cells extends their life-span without transforming them into malignant cancer cells, demonstrating that telomerase makes tumor cells immortal, but that other genetic alterations are responsible for the malignant characteristics of cancer cells. "This is the best of all outcomes from our perspective" said Ronald Eastman, Geron's chief executive officer. "These results suggest that we have a gene that is both an important target for cancer and for the treatment of age-related disease."

Senior authors of the Science article, "Extension of Life-Span by Introduction of Telomerase into Normal Human Cells" are Dr. Woodring E. Wright from University of Texas Southwestern Medical Center at Dallas and Dr. Serge Lichtsteiner of Geron Corporation. Co-authors from Dr. Wright's group include Drs. Shawn E. Holt, Michel Ouellette, and Jerry W. Shay. Co-authors from Geron are Drs. Andrea G. Bodnar, Choy-Pik Chiu, Maria Frolkis, Calvin B. Harley, and Gregg B. Morin.

Geron Corporation is a biopharmaceutical company focused on discovering and developing therapeutic and diagnostic products to treat cancer and other age-related diseases based upon the company's understanding of telomeres and telomerase, fundamental biological mechanisms underlying aging and cancer.


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                                  BACKGROUNDER
                 ACTIVATION OF TELOMERASE IN NORMAL HUMAN CELLS
                             EXTENDS THEIR LIFE-SPAN

                       IMPORTANT IMPLICATIONS FOR MEDICINE

Extension of the life-span of normal human cells is a critical milestone on Geron's path to discovering treatments for age-related disorders that strike at a fundamental mechanism of aging: cell senescence. This achievement, which was accomplished by introducing the enzyme telomerase into normal mortal cells, provides definitive evidence that the triggering mechanism for aging, or senescence, in human cells is telomere shortening. The demonstration that telomerase activity can extend cell life-span identifies a central mechanism and a point for intervention in age-related diseases at the cellular level.

Telomerase, Telomeres, and the Extension of Cell Life-Span

Most normal human cells can divide only a finite number of times. Cells from various tissues in the body, such as osteoblasts in the bone, endothelial cells in the blood vessels, retinal pigment epithelial cells in the eye, fibroblasts in the skin, and lymphocytes in the blood are mortal, that is to say, they divide 20-100 times (depending on the tissue and age of the donor) and then cease dividing in a process called cell senescence. This phenomenon of cell aging was first described by Leonard Hayflick in 1961, and therefore the limit of cell proliferation is often called the "Hayflick Limit." Since it is widely believed that we age in large part because our cells age, the National Institute on Aging has sponsored a significant amount of research into the biological mechanisms of cell aging.

In the decades that followed Hayflick's discovery that human cells are mortal and age in the laboratory dish, a theory for the mechanism of a cellular clock that counts how many times a cell has divided has emerged, called the telomere hypothesis. According to this theory, the clock of cellular aging resides at the linear ends of the DNA molecule, a region called the telomere (tea'-low-meer). The linear end of each DNA strand ends with a sequence of DNA (TTAGGG) that repeats hundreds of times, effectively "capping" the ends of chromosomes in a manner similar to the way the plastic on the ends of shoelaces "caps" and protects the shoelaces from unraveling. The telomere hypothesis proposes that as mortal cells divide, terminal DNA or telomeres are progressively lost with each cell division, shortening like a burning fuse. When a critical amount of telomere shortening has occurred, the genetic program of cell senescence, or cell aging, is triggered.

Among normal cells, only the reproductive cells do not senesce; the telomere clock does not "tick," telomeres do not shorten, and the cells can apparently divide indefinitely, a characteristic referred to as immortality. Cellular immortality does not mean that the cells cannot die; like all cells, they must be carefully nourished to remain viable. Instead, immortality refers to the fact that these cells are not limited to a finite number of doublings. Immortal cells, provided they are properly fed and maintained, can divide indefinitely.


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Geron Scientific Discoveries

Geron and collaborators have discovered that the capacity of reproductive cells to divide in an immortal fashion is due to the presence of a protein, telomerase (tel-om'-er-ase). This enzyme is actually a complex of at least two distinct molecules, one made of RNA and another made of protein. The RNA component is designated hTR (human Telomerase RNA), and the protein component is designated hTRT (for human Telomerase Reverse Transcriptase). Telomerase uses the RNA component to direct the synthesis of the repeated sequence (TTAGGG), and the fusion of the building blocks of DNA is accomplished by the catalytic compound hTRT. The combination of hTR and hTRT makes active telomerase that can lengthen telomeres, "rewind the clock" of cell aging, and extend the replicative life-span of cells.

Geron, in collaboration with Cold Spring Harbor Laboratory, reported the isolation of the RNA component of telomerase in 1995 (Science September 1, 1995) and has received a U.S. patent on the molecule on December 10, 1996. Geron and the University of Colorado at Boulder were the first to report the isolation of the protein component hTRT (Science August 15, 1997). Geron has filed for patents to protect this discovery. While the RNA component is present in both mortal and immortal cells, the catalytic protein component is observed to be expressed only in immortal cells, leading to the logical question - what would happen if the telomerase hTRT gene were introduced into mortal cells in an active form? In the December 1, 1997 issue of Nature Genetics, Geron, in collaboration with the University of Texas Southwestern Medical Center at Dallas, demonstrated that the expression of hTRT in normal human cells is sufficient to produce active telomerase. The final questions were would it extend telomeres and would that reverse the aging of human cells?

In a breakthrough accomplishment, Geron and its collaborators have now reported in Science (January 16, 1998) that the introduction of hTRT into mortal cells leads to the extension of telomeres and also the extension of cell life-span. As of the writing of the paper, three different types of cells were observed to substantially pass their normal limits of replicative life-span. These cells are continuing to grow and may be immortal.

Implications of Cell Life-Span Extension for Age-Related Disorders

Senescent cells are not only incapable of dividing, they also exhibit an altered pattern of gene expression, leading to a number of changes in their structure and function. The effects of senescence on cell function can damage the surrounding tissues, contributing to age-related pathologies. For example, senescent skin fibroblasts produce lesser amounts of important skin matrix elements such as collagen and elastin and elevated levels of enzymes such as collagenase that break down the skin matrix. These changes contribute to atrophy of the skin and, ultimately, age-related skin disorders. Similarly, metabolic changes in senescent retinal pigmented epithelium cells, and the loss of proliferative capacity and overexpression of hypertensive and thrombotic factors in endothelial cells are considered contributors to the pathologies of age-related macular degeneration (AMD) and atherosclerosis, respectively.


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Skin disorders, AMD, and atherosclerosis are major diseases in the aging population. Skin atrophy, for example, affects virtually all aging individuals, with 40 percent of the population over 75 years of age seeking treatment for at least one skin disorder. These disorders range from photoaging and wrinkling to increased wounding and, ultimately, skin ulceration. The latter disease can be life-threatening. The major class of drugs for treating age-related skin disorders, the retinoids, produces mainly palliative or "cosmeceutical" effects. In the case of AMD, one third of the population at age 70 is affected and, in most patients, the disease is currently untreatable. The delay or prevention of cell senescence through the extension of cell life-span is expected to have important beneficial effects in diseases to which cell senescence contributes. In addition to skin disorders, AMD and atherosclerosis, this group is thought to include osteoporosis, immune dysfunction, arthritis, and neurodegenerative disorders. The improvement in the health of the elderly through the more effective treatment of age-related diseases is expected to increase the length of healthy life. There is no evidence that this will translate into an extension of the maximum human life-span, which is now believed to be about 120 years.

Implications of Life-Span Extension in Other Health-Related Areas

In addition to the application of cell life-span extension to the development of therapeutics for age-related disorders, there are other health-related uses of this technology which could be pursued in a much shorter time frame. These uses relate to extension of the life-span of cells grown outside of the body. Cell senescence was, in fact, first described by Hayflick in human cells grown in the laboratory.

Laboratory culturing of human cells is the basis of several important current, and anticipated, therapies. One example is reconstitution of the blood and immune system following high-dose chemotherapy for cancer. In this approach, cells removed from the patient before the therapy or obtained from a donor are increased in number (expanded) by culturing in the laboratory, and reimplanted into the patient after the chemotherapy. Following reimplantation, the cells undergo further divisions to replace the blood and immune cells destroyed by the chemotherapy. Other cell therapy, as well as gene therapy approaches, also require cell expansion both in culture and after reintroduction in order to be effective.

Because of the large number of cell divisions required by cell and gene therapy approaches, cell senescence is a significant limiting factor in their success. For example, in reconstitution of the blood and immune system after chemotherapy, the cells exhaust the equivalent of an estimated 40 years of their life-span. This restricts the use of this approach in older patients, reduces the number of courses of therapy which can be given, and may produce problems in blood and immune functions for recipients later in life. The ability to extend the life-span of normal human cells in culture, preventing the loss of replicative capacity that now accompanies cell and gene therapy approaches, should dramatically increase their utility and probability of success.

Senescence in normal human cells also has a significant impact on the production of human biological material for medical use. Many human biological products are made in "transformed" cell lines derived from cancer or virally infected cells because they do not senesce. Whenever normal human cells are used, cultures must be replaced every time senescence occurs. These


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methods for production of biological materials introduce the risk of contamination of viral products or other pathogens, result in high production costs, and may affect the quality of the material produced, particularly when transformed cells are used. Normal human cell strains with an extended life-span can replace the cells currently used to produce biological materials, resulting in safer, economical, and more efficacious therapeutics.

Telomerase, Telomeres and Cancer

Activation of telomerase does not transform normal cells into cancer cells. As described in the January 16, 1998 Science paper, cells maintain normal growth characteristics following the activation of telomerase. In fact, there are certain types of cells in the body, such as the reproductive cells, in which telomerase is normally activated. Conversely, lack of telomerase activity does not prevent cells from becoming transformed into cancer cells, as has been demonstrated in "knockout" mice. Telomerase activation, if done in a transient fashion, would simply allow normal cells to undergo more divisions, under normal growth conditions, before they become senescent. Inhibition of telomerase activity in cancer cells, on the other hand, causes them to stop growing and die once their telomeres become so short that their chromosomes are unstable.

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Note:  This release moved over Business Wire January 13, 1998.

The Company desires to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Specifically, the Company wishes to alert readers the matters discussed in this press release may constitute certain forward-looking statements that are dependent on certain risks and uncertainties. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect the Company's results are included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.

Contact:

Ronald Eastman                      Carole Melis / Mike Jackman
President & CEO                     StratiPoint Group
415 473-7700                                415 326-0420